Exhibit 99.1

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551
Chris Kettmann
+1 713-232-7420
Media Contact:	Guy A. Cantwell	FOR RELEASE: August 3, 2011
+1 713-232-7647

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2011 RESULTS

•	Revenues increased nine percent to $2.334 billion compared to $2.144 billion in the first quarter 2011

•

Second quarter 2011 net income attributable to controlling interest was $155 million, which included $36 million of certain net unfavorable items, compared to $310 million in the first quarter 2011, which included $139 million of certain net favorable items noted in our first quarter earnings release

•	Revenue efficiency(1) improved to 92.1 percent, up from 90.0 percent in the first quarter 2011

•	Fleet utilization(2) was 55 percent, unchanged from the first quarter 2011

•	Operating and maintenance expenses were $1.492 billion, up from $1.359 billion in the first quarter 2011

•	The Annual Effective Tax Rate(4) for 2011 has increased to 22.6 percent from 19.3 percent in the first quarter 2011

•	New contracts totaling $1.5 billion were secured in the Fleet Status Report period April 14, 2011 through July 13, 2011

•	Non-core assets George H. Galloway and GSF Labrador were classified as assets held for sale, in addition to the previously announced GSF Britannia

•	The first quarterly installment of the dividend was paid on June 15, 2011

ZUG, SWITZERLAND — Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest of $155 million, or $0.48 per diluted share, for the three months ended June 30, 2011. The results compare to net income attributable to controlling interest of $715 million, or $2.22 per diluted share, for the three months ended June 30, 2010.

Second quarter 2011 results included the following items, after tax, that resulted in a net unfavorable impact of approximately $36 million, or $0.11 per diluted share:

•	$25 million loss on impairment relating to the three Standard Jackups, George H. Galloway, GSF Labrador and GSF Britannia, classified as assets held for sale at June 30, 2011, and

•	$11 million of net charges related to discrete tax items and the effect of discontinued operations.

Second quarter 2011 results also included expenses associated with the Macondo well incident of approximately $26 million, $19 million after tax, or $0.06 per diluted share. These expenses were primarily related to legal costs and professional service fees.

Operations Quarterly Review

Revenues for the three months ended June 30, 2011 were $2.334 billion, compared to revenues of $2.144 billion during the three months ended March 31, 2011. Second quarter contract drilling revenues, which increased to $2.086 billion from $1.95 billion in the first quarter, were positively impacted by improved activity in the Gulf of Mexico, the commencement of operations of the newbuild Ultra-Deepwater Floater Deepwater Champion, the reactivation of previously idled rigs, and higher revenue efficiency for our Ultra-Deepwater and Deepwater Floaters, partially offset by the stacking of additional Deepwater and Midwater Floaters. Overall utilization was flat during the period compared to the first quarter.

Other revenues increased $54 million to $238 million, primarily due to additional drilling management services activity.

The Company reported improved revenue efficiency for our Ultra-Deepwater and Deepwater Floaters compared to the first quarter, as our program to improve efficiency yielded results. Similar to the first quarter, compliance with new well control equipment certification requirements, higher standards for equipment condition and capacity constraints on our vendors continued to adversely impact revenue efficiency and out-of-service time compared to the prior year.

Operating and maintenance expenses totaled $1.492 billion for the second quarter 2011, up from $1.359 billion for the prior quarter. The increase was primarily due to higher maintenance expenses along with increased levels of contract drilling and drilling management services activity.

Net Interest Expense, Capital Expenditures and Cash Flow

Net Interest Expense was $142 million in the period compared to $130 million in the first quarter. The increase is due primarily to interest income associated with a tax refund recognized in the first quarter.

Capital expenditures increased to $293 million for the second quarter compared to $240 million in the first quarter 2011. The higher expenditures were primarily due to our newbuild construction program.

Cash flows from operating activities decreased to $340 million for the second quarter 2011 compared to $390 million for the first quarter 2011. The decrease in cash flows from operations resulted primarily from an increase in working capital.

Effective Tax Rate

Transocean’s second quarter Effective Tax Rate(3) was 33.5 percent compared to 33.1 percent in the first quarter. The Company’s Annual Effective Tax Rate(4) for 2011, which excludes various discrete items, was 22.6 percent in the second quarter compared to 19.3 percent in the first quarter. The increases are primarily due to a shift in activity between tax jurisdictions. Please see the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. EDT, 4:00 p.m. CEST, on August 4, 2011. To participate, dial +1 719-457-2698 and refer to confirmation code 4734310 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting “Investor Relations.” A file containing four charts to be discussed during the conference call, titled “2Q11 Charts,” has been posted to Transocean’s website and can also be found by selecting “Investor Relations/Quarterly Toolkit.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. EDT, 7:00 p.m. CEST, on August 4, 2011, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 4734310. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced internet addresses. Both replay options will be available for approximately 30 days.

About Transocean

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 134 mobile offshore drilling units as well as four High-Specification Jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 51 Standard Jackups and one swamp barge utilized in the support of offshore drilling activities.

(1) Revenue efficiency is defined as actual revenue divided by the highest amount of total revenue which could have been earned during the relevant period(s). See the accompanying schedule entitled “Revenue Efficiency.”

(2) Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet. See the accompanying schedule entitled “Utilization.”

(3) Effective Tax Rate is defined as income tax expense from continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(4) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

For more information about Transocean, please visit our website at www.deepwater.com.

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
		(As adjusted)		(As adjusted)

Operating revenues
Contract drilling revenues	$2,086	$2,272	$4,036	$4,697
Contract drilling intangible revenues	10	29	20	62
Other revenues	238	178	422	299

	2,334	2,479	4,478	5,058

Costs and expenses
Operating and maintenance	1,492	1,347	2,851	2,533
Depreciation and amortization	359	393	713	767
General and administrative	66	58	133	121

	1,917	1,798	3,697	3,421

Loss on impairment	(25)	—	(25)	—
Gain (loss) on disposal of assets, net	(1)	268	7	254

Operating income	391	949	763	1,891

Other income (expense), net
Interest income	5	5	20	10
Interest expense, net of amounts capitalized	(147)	(141)	(292)	(273)
Other, net	(5)	(3)	(2)	12

	(147)	(139)	(274)	(251)

Income from continuing operations before income tax expense	244	810	489	1,640
Income tax expense	82	98	163	245

Income from continuing operations	162	712	326	1,395
Income from discontinued operations, net of tax	2	8	178	10

Net income	164	720	504	1,405
Net income attributable to noncontrolling interest	9	5	39	13

Net income attributable to controlling interest	$155	$715	$465	$1,392

Earnings per share-basic
Earnings from continuing operations	$0.47	$2.20	$0.89	$4.29
Earnings from discontinued operations	0.01	0.03	0.55	0.03

Earnings per share	$0.48	$2.23	$1.44	$4.32

Earnings per share-diluted
Earnings from continuing operations	$0.47	$2.20	$0.89	$4.28
Earnings from discontinued operations	0.01	0.02	0.55	0.03

Earnings per share	$0.48	$2.22	$1.44	$4.31

Weighted-average shares outstanding
Basic	320	319	319	320
Diluted	320	320	320	321

Certain reclassifications have been made to prior period amounts to conform with the current period’s presentation, including reclassifications associated with our discontinued operations. The financial statements contained within this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	June 30, 2011	December 31, 2010
		(As adjusted)
Assets
Cash and cash equivalents	$3,389	$3,394
Accounts receivable, net of allowance for doubtful accounts of $30 and $38 at June 30, 2011 and December 31, 2010, respectively	2,114	1,843
Materials and supplies, net of allowance for obsolescence of $73 and $70 at June 30, 2011 and December 31, 2010, respectively	546	514
Deferred income taxes, net	112	115
Assets held for sale	139	—
Other current assets	438	329

Total current assets	6,738	6,195

Property and equipment	26,897	26,721
Property and equipment of consolidated variable interest entities	2,243	2,214
Less accumulated depreciation	8,144	7,616

Property and equipment, net	20,996	21,319

Goodwill	8,132	8,132
Other assets	1,070	1,165

Total assets	$36,936	$36,811

Liabilities and equity
Accounts payable	$742	$832
Accrued income taxes	26	109
Debt due within one year	1,820	1,917
Debt of consolidated variable interest entities due within one year	96	95
Other current liabilities	1,800	883

Total current liabilities	4,484	3,836

Long-term debt	8,375	8,354
Long-term debt of consolidated variable interest entities	790	855
Deferred income taxes, net	594	575
Other long-term liabilities	1,754	1,791

Total long-term liabilities	11,513	11,575

Commitments and contingencies
Redeemable noncontrolling interest	66	25

Shares, CHF 15.00 par value, 335,235,298 authorized, 167,617,649 conditionally authorized, 335,235,298 issued at June 30, 2011 and December 31, 2010; 319,639,362 and 319,080,678 outstanding at June 30, 2011 and December 31, 2010, respectively	4,490	4,482
Additional paid-in capital	6,529	7,504
Treasury shares, at cost, 2,863,267 held at June 30, 2011 and December 31, 2010	(240)	(240)
Retained earnings	10,434	9,969
Accumulated other comprehensive loss	(328)	(332)

Total controlling interest shareholders’ equity	20,885	21,383

Noncontrolling interest	(12)	(8)

Total equity	20,873	21,375

Total liabilities and equity	$36,936	$36,811

Certain reclassifications have been made to prior period amounts to conform with the current period’s presentation, including reclassifications associated with our discontinued operations. The financial statements contained within this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Cash flows from operating activities
Net income	$164	$720	$504	$1,405
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(10)	(29)	(20)	(62)
Depreciation and amortization	359	393	713	767
Share-based compensation expense	27	18	54	53
Loss on impairment	25	—	25	—
Gain on disposal of discontinued operations, net	—	—	(173)	—
(Gain) loss on disposal of assets, net	1	(268)	(7)	(254)
Amortization of debt issue costs, discounts and premiums, net	36	51	62	100
Deferred income taxes	5	(12)	16	(34)
Other, net	14	1	11	32
Deferred revenue, net	(3)	7	43	158
Deferred expenses, net	(48)	(23)	(84)	(37)
Changes in operating assets and liabilities	(230)	411	(414)	313

Net cash provided by operating activities	340	1,269	730	2,441

Cash flows from investing activities
Capital expenditures	(293)	(300)	(533)	(669)
Proceeds from disposal of assets, net	5	10	18	51
Proceeds from disposal of discontinued operations, net	—	—	259	—
Proceeds from insurance recoveries for loss of drilling unit	—	560	—	560
Other, net	(27)	10	(33)	15

Net cash provided by (used in) investing activities	(315)	280	(289)	(43)

Cash flows from financing activities
Change in short-term borrowings, net	5	(46)	56	(177)
Proceeds from debt	—	—	5	54
Repayments of debt	(202)	(22)	(249)	(275)
Distribution of qualifying additional paid-in capital	(254)	—	(254)	—
Purchases of shares held in treasury	—	(180)	—	(240)
Other, net	3	1	(4)	(2)

Net cash used in financing activities	(448)	(247)	(446)	(640)

Net increase (decrease) in cash and cash equivalents	(423)	1,302	(5)	1,758
Cash and cash equivalents at beginning of period	3,812	1,586	3,394	1,130

Cash and cash equivalents at end of period	$3,389	$2,888	$3,389	$2,888

Certain reclassifications have been made to prior period amounts to conform with the current period’s presentation. The financial statements contained within this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions) (1)
	Three months ended			Six months ended June 30,
	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$1,005	$844	$809	$1,849	$1,710
Deepwater Floaters	238	290	382	528	772
Harsh Environment Floaters	181	150	166	331	342

Total High-Specification Floaters	1,424	1,284	1,357	2,708	2,824
Midwater Floaters	376	400	521	776	1,044
Jackups:
High-Specification Jackups	48	31	75	79	152
Standard Jackups	230	229	312	459	664

Total Jackups	278	260	387	538	816
Other Rigs	8	6	7	14	13

Total Contract Drilling Revenues	2,086	1,950	2,272	4,036	4,697

Contract Intangible Revenue	10	10	29	20	62
Other Revenues
Client Reimbursable Revenues	40	37	38	77	78
Integrated Services and Other	15	15	11	30	42
Drilling Management Services	183	132	129	315	179

Total Other Revenues	238	184	178	422	299

Total Company	$2,334	$$2,144	$2,479	$$4,478	$$5,058

	Average Daily Revenue (1)
	Three months ended			Six months ended June 30,
	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
High-Specification Floaters:
Ultra Deepwater Floaters	$516,600	$467,700	$482,100	$493,100	$484,100
Deepwater Floaters	396,400	395,900	395,800	396,200	389,600
Harsh Environment Floaters	430,100	402,400	428,500	417,100	413,400
Total High-Specification Floaters	479,900	441,300	447,800	460,800	445,400
Midwater Floaters	333,000	313,000	319,000	322,400	325,200
High-Specification Jackups	110,300	106,200	138,500	108,700	149,700
Standard Jackups	111,700	109,200	117,100	110,400	125,000
Other Rigs	76,400	73,400	72,000	74,900	72,400

Total Drilling Fleet	$312,100	$292,600	$285,200	$302,400	$292,500

(1)

Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Six months ended June 30,
	June 30, 2011	March 31, 2011	June 30, 2010	2011	2010
High-Specification Floaters:
Ultra Deepwater Floaters	80%	77%	76%	79%	82%
Deepwater Floaters	41%	51%	66%	46%	68%
Harsh Environment Floaters	93%	83%	85%	88%	91%
Total High-Specification Floaters	69%	69%	74%	69%	78%
Midwater Floaters	54%	60%	69%	57%	68%
High-Specification Jackups	56%	40%	66%	48%	62%
Standard Jackups	43%	43%	53%	43%	53%
Other Rigs	50%	49%	50%	50%	50%

Total Drilling Fleet	55%	55%	64%	55%	65%

(2)	Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

	Revenue Efficiency(3) Trailing Five Quarters and Historical Data
	2Q 2011	1Q 2011	4Q 2010	3Q 2010	2Q 2010	FY 2010	FY 2009
			(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)	(As adjusted)

Ultra Deepwater	89.3%	85.3%	86.1%	86.5%	89.1%	88.6%	94.3%
Deepwater	93.9%	88.2%	88.6%	90.1%	92.8%	90.3%	89.6%
Harsh Environment Floaters	98.4%	99.2%	96.1%	96.4%	96.9%	96.0%	97.7%
Midwater Floaters	91.9%	93.6%	85.0%	96.2%	93.9%	92.5%	93.7%
High Specification Jackups	95.6%	95.1%	97.7%	93.3%	98.9%	95.3%	96.2%
Standard Jackups	98.4%	97.7%	98.9%	96.4%	97.3%	97.3%	96.2%
Others	97.6%	99.0%	96.1%	99.6%	98.5%	98.4%	93.9%

Total Fleet	92.1%	90.0%	88.7%	91.8%	92.8%	91.7%	94.0%

(3)	Revenue efficiency is defined as actual revenue divided by the highest amount of total revenue which could have been earned during the relevant period(s).

TRANSOCEAN LTD. AND SUBSIDIARIES

SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS

(In millions, except percentages)

	Three months ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
			(As adjusted)		(As adjusted)

Income from continuing operations before income taxes	$244	$245	$810	$489	$1,640
Add back (subtract):
Litigation matters	—	8	12	8	12
Gain on loss of Deepwater Horizon	—	—	(267)	—	(267)
(Gain) loss on disposal of other assets, net	—	(9)	—	(9)	14
Loss on impairment of assets	25	—	—	25	—
Gain on retirement of debt	—	—	—	—	(2)
Other, net	—	5	—	5	5

Adjusted income from continuing operations before income taxes	269	249	555	518	1,402

Income tax expense from continuing operations	82	81	98	163	245
Add back (subtract):
Changes in estimates (1)	(13)	(35)	1	(48)	(16)
Other, net	—	2	—	2	(1)

Adjusted income tax expense from continuing operations (2)	$69	$48	$99	$117	$228

Effective Tax Rate (3)	33.5%	33.1%	12.1%	33.3%	15.0%

Annual Effective Tax Rate (4)	25.6%	19.3%	18.0%	22.6%	16.3%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.
(2)	The three months ended June 30, 2011 includes $8 million of additional tax expense reflecting the catch-up effect of an increase in the annual effective tax rate from the previous quarter estimate.
(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)	Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes.